                                                            Exhibit 24.1
                                POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes Michael
G. Koppel, as such person's true and lawful attorney-in-fact and agent, with full power of substitution to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments, and any related Rule 462(b) registration statement and any amendment thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 13th day of September 2007.

SIGNATURE                      TITLE

/s/ Enrique Hernandez, Jr.
____________________________   Non-Executive Chairman of the Board and Director
    Enrique Hernandez, Jr.

/s/ Blake Nordstrom            President
____________________________   (Principal Executive Officer and Director)
    Blake Nordstrom

/s/ Michael G. Koppel          Executive Vice President and Chief Financial
____________________________   Officer (Principal Financial Officer)
    Michael G. Koppel

/s/ James A. Howell            Vice President of Finance (Principal
____________________________   Accounting Officer)
    James A. Howell

/s/ Phyllis J. Campbell
____________________________   Director
    Phyllis J. Campbell

/s/ Jeanne P. Jackson
____________________________   Director
    Jeanne P. Jackson

/s/ Robert G. Miller
____________________________   Director
    Robert G. Miller

/s/ Erik B. Nordstrom
____________________________   Director
    Erik B. Nordstrom

/s/ Peter E. Nordstrom
____________________________   Director
    Peter E. Nordstrom

/s/ Philip G. Satre
____________________________   Director
    Philip G. Satre

/s/ Alison A. Winter
____________________________   Director
    Alison A. Winter